Exhibit 99.1 (c) 1

ARCLIGHT SYSTEMS LLC

Unaudited Balance Sheets

September 30, 2003 and December 31, 2002

	September 30, 2003	December 31, 2002
Assets
Current assets:
Cash and cash equivalents	$37,366,835	$56,212,589
Accounts receivable, net of allowance for doubtful accounts of $87,000 and $0 in 2003 and 2002, respectively	23,000	—
Prepaid expenses	470,785	479,714
Other current assets	79,188	391,848

Total current assets	37,939,808	57,084,151
Property and equipment, net of accumulated depreciation of $2,590,999 and $1,958,303 in 2003 and 2002, respectively	2,315,887	2,852,060
Capitalized software, net of accumulated amortization of $600,859 and $229,237 in 2003 and 2002, respectively	874,719	1,273,342
Intangible assets, net of accumulated amortization of $7,066,980 and $4,241,466 in 2003 and 2002, respectively	23,481,871	26,307,385
Total assets of discontinued operations	182,430	1,106,828

Total assets	$64,794,715	$88,623,766

Liabilities and Members’ Equity
Current liabilities:
Accounts payable	$704,335	$327,525
Payable to Cardinal Health	8,526	360,820
Distribution payable	15,055,000	18,115,000
Accrued payroll, bonus and related	1,081,034	866,200
Accured software development fees	—	82,500
Customer deposits	1,100,000	1,162,500
Other accrued expenses	1,791,325	1,727,211

Total current liabilities	19,740,220	22,641,756
Total liabilities of discontinued operations	598,796	1,048,484

Total liabilities	20,339,016	23,690,240

Members’ equity:
Class A equity; 2,500,000 units authorized, issued and outstanding	3,137,932	3,137,932
Class B equity; 5,000,000 units authorized, 4,027,952 issued and outstanding in 2003 and 2002, respectively	27,078,835	27,078,835
Class C equity; 2,500,000 units authorized, 370,604 units issued and outstanding in 2003 and 2002, respectively	3,700,403	3,547,277
Retained earnings	10,538,529	31,169,482

Total members’ equity	44,455,699	64,933,526

Total liabilities and members’ equity	$64,794,715	$88,623,766

See accompanying notes to financial statements.